CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement (this "Agreement") is made and entered into effective as of the 17th day of June 2003, by and between DynaSig Corporation, an Arizona corporation with a place of business at 4343 N. Scottsdale Rd., Ste 200, Scottsdale, AZ 85251 ("DynaSig"), and OptiSense Corporation, a Delaware corporation with a place of business at 11445 E. Via Linda, Ste 2 pmb 472, Scottsdale, AZ 85259 ("OSC").

                                    RECITALS

A. WHEREAS, OSC is in the business of providing certain consulting services to clients.

B. WHEREAS, contemporaneously with this Agreement, DynaSig has entered the business of biometric signature authentication (the "Business").

C. WHEREAS, Richard Kim, the President of OptiSense, ("Kim") has been doing development work on the Business prior to the formation of DynaSig.

D.     WHEREAS, DynaSig desires development services.

E. WHEREAS, DynaSig desires to engage OSC to provide, and OSC desires to provide, services to DynaSig as specified herein to assist DynaSig in fulfilling its business plan.

                                   AGREEMENTS

     Now, therefore, in consideration of the promises and mutual agreements set forth herein, DynaSig and OSC hereby agree as follows:

1.     GENERAL ENGAGEMENT

     (a) During the term of this Agreement, OSC shall provide (i) technical consulting services related to, among other activities, those scheduled on Exhibit A plus such other consulting services as may be requested from time to time by DynaSig (the "Services"). OSC is solely responsible for determining the manner in which the Services are to be provided; provided, however, that OSC shall provide the Services in accordance with standards reasonably acceptable to DynaSig.

     (b) DynaSig acknowledges that OSC's performance of the Services may be dependent on timely decisions and approvals by DynaSig and OSC shall be entitled to rely on all decisions and approvals of DynaSig in connection with the Services. Further, DynaSig acknowledges that OSC will be relying upon the information that DynaSig provided or will provide and DynaSig hereby represents and warrants that such information is and shall be true, accurate and complete to the best of DynaSig's knowledge.

2.     NO AUTHORITY TO BIND DYNASIG

     OSC shall not have any right, power or authority to create any obligation, express or implied, or make any representation on behalf of DynaSig except as OSC may be expressly authorized in advance in writing from time to time by DynaSig and then only to the extent of such authorization.


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3.     TERM

     (a) The term of this Agreement shall commence on the date hereof and shall continue until December 31, 2004.

     (b) Throughout the term of this Agreement, either party may terminate this Agreement, with or without cause and without penalty, upon 30 days written notice.

     (e) Either party may, upon 30 days written notice identifying specifically the basis for such notice, terminate this Agreement for breach of a material term or condition of this Agreement, provided the breaching party shall be given opportunity to cure any such breach within the 30-day period, which will result in no termination of this Agreement based upon such breach.

     (f) Sections 6, 8, 9, 11, 12 and 13 of this Agreement shall survive termination of this Agreement for any reason.

5.     CONSIDERATION

     Monthly Services Fee. DynaSig pay OSC a fee of $16,000 per month on the last day of each month starting on June 30, 2003.

6.     EXPENSES

     OSC shall cover all expenses in its monthly fee. DynaSig shall reimburse OSC for all actual extraordinary out-of-pocket expenditures incurred by OSC in connection with the Services if approved in advance.

7.     RELEASE AND ASSIGNMENT

     Kim hereby assigns all his rights in any knowledge related to the Business to DynaSig. Kim hereby releases any other claims he may have related to the Business except as specified in this agreement or future agreements. Kim acknowledges that all work he did was "work for hire" and that he has no claim on any of the technology developed. Kim will execute any further formal documents related to this release and assignment and assist DynaSig in filing a patent or patents for his prior work and assign such patents, royalty free, to DynaSig.

8.     WARRANTY

     OSC warrants that the Services will be performed in a professional and workmanlike manner and shall reperform any work not in compliance with this warranty brought to its attention within 30 days after that work is performed. OSC does not warrant and will not be responsible for the performance of any third party product or service. The preceding is OSC's only warranty concerning the Services and is made expressly in lieu of all other warranties and representations, express or implied, including, without limitation, any implied warranties of merchantability, fitness for a particular purpose or otherwise.


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9.     OSC'S COVENANTS

     (a) OSC, its employees and agents will comply at all times with all applicable laws and regulations of any jurisdiction in which Services are provided and with all applicable DynaSig rules, policies and standards.

     (b) OSC, its employees and agents will comply at all times with all security provisions in effect from time to time at DynaSig's premises with respect to access to premises and materials and information belonging to DynaSig.

     (c) OSC shall not use DynaSig's name in any promotional materials or other communications with third parties without DynaSig's prior written consent.

     (d) OSC is legally authorized to engage in business in the United States and will provide DynaSig satisfactory evidence of such authority upon request.

10.     CONFIDENTIALITY

     During the course of performance of this Agreement, OSC may be given access to information (regardless of whether in oral, written, electronic, digital, magnetic or other form or media) that relates to the other's past, present, and future research, development, business activities, customers, products, services, and technical knowledge, and has been identified as proprietary or confidential ("Confidential Information"). In connection therewith, the following subsections shall apply:

     (a) Confidential Information of the other party may be used by OSC only in connection with the Services.

     (b) OSC agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind. Access to the Confidential Information shall be restricted to those OSC personnel engaged in a use permitted hereby.

     (c) Confidential Information may not be copied or reproduced without the DynaSig's prior written consent.

     (d) All Confidential Information made available hereunder, including copies thereof (regardless of whether in written, electronic, digital, magnetic or other form or media), shall be returned or destroyed (including deleting such information from all computer systems) upon the first to occur of (i) termination of this Agreement or (ii) if requested by DynaSig.

     (e) Nothing in this Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence, (ii) independently developed by it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement.

     (f) In the event either party receives a subpoena or other validly issued administrative or judicial process requesting any portion of the Confidential Information of the other party, it shall promptly notify the other party and tender to it defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the recipient shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law. If requested by the disclosing party, the recipient shall cooperate (at the expense of the disclosing party) in the defense of a demand.

11.     INDEMNIFICATION

     (a) Each party (an "Indemnifying Party") shall indemnify and hold the other party, its employees and agents (each, an "Indemnified Party"), harmless from and against all claims, demands, loss, damage or expense, including reasonable attorneys' fees (collectively, "Losses"), to the extent such Losses are caused by the negligence, willful acts or omissions or breach of this Agreement of or by the Indemnifying Party and except to the extent such Losses are caused by the negligent or willful acts or omissions of the Indemnified Party.

     (b) To receive the foregoing indemnity, the Indemnified Party must promptly notify the Indemnifying Party in writing of a claim or suit and provide reasonable cooperation (at the Indemnifying Party's expense) and full authority to defend or settle the claim or suit. Neither party shall have any obligation to indemnify the other under any settlement made without its written consent.

12.     INDEPENDENT CONTRACTOR

     OSC is and shall remain an independent contractor and OSC acknowledges, and confirms to DynaSig, its status as that of an independent contractor. Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employment relationship between the parties for any purpose, including but not limited to taxes or employee benefits. OSC shall be solely responsible for payment of any and all employment related taxes, insurance and employee benefits with respect to OSC's personnel.

13.     GOVERNING LAW; VENUE

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to choice of law principles. The parties agree to bring any actions related to this Agreement only in the state and federal courts sitting in Maricopa County, Arizona.

14.     SEVERABILITY

     If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

15.     NOTICE

     Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective either when delivered personally to the party for whom intended, or five days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such party at the address set forth on the initial page of this Agreement. Either party may designate a different address by notice to the other given in accordance herewith.

16.     FORCE MAJEURE

     Neither party shall be liable for any delays or failures in performance due to circumstances beyond its control.

17.     COMPLETE AGREEMENT; AMENDMENT

     This Agreement sets forth the entire understanding between the parties hereto and supercedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by the mutual written agreement of the parties.

     In witness whereof, the parties have duly executed this Agreement as of the day and year first above written.

DYNASIG CORPORATION          OPTISENSE CORPORATION

/s/ Richard C. Kim          /s/ Richard C. Kim
By:  Richard Kim          By:  Richard C. Kim
Its:  President          Its:  Chief Executive Officer and President

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                          EXHIBIT A - INITIAL SERVICES

1.     Develop sensors suitable for use in the signature authentication pen.
2.     Select appropriate control methodology and control unit.
3.     Design pen electronics to minimize the size.
4.     Design and procure pen casings.
5. Fabricate and test the prototypes and define manufacturing specifications.
6.     Develop firmware and software algorithms for the signature verification.
7.     Develop interface software for Internet and LAN applications.